                                                                   EXHIBIT 99.11
                             PORTAL SOFTWARE, INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM

----------
SECTION 1:                 Action                                           Complete Sections:
----------                 ----------------------------------------         -------------------------------------------------------
ACTION                     [_] New Enrollment                               2, 3, 7 and sign attached Stock Purchase Agreement
                                                                                    ---
                           [_] Change Payroll Deduction                     2, 4, 7
                           [_] Terminate Payroll Deductions                 2, 5, 7
                           [_] Leave of Absence                             2, 6, 7
====================================================================================================================================
----------
SECTION 2:                 Name
----------                     --------------------------------------------------------------------------------------------------
PERSONNEL                                         Last                         First              MI               Dept.
DATA
                           Home Address
                                       ------------------------------------------------------------------------------------------
                                                                                Street

                                       ------------------------------------------------------------------------------------------
                                                                 City                    State                    Zip Code

                           Social
                           Security #                 -            -
                                      ---------------   ----------   ------------------------
====================================================================================================================================
----------
SECTION 3:                 Effective with the Purchase                      Payroll Deduction Amount: __________ % of cash earnings*
----------                 Interval Beginning:
NEW                        [_] June 1, ______                               * Must be a multiple of 1% up to a maximum of 15% of
ENROLLMENT                 [_] December 1, ______                           cash earnings
                           [_] Initial Offering Period
====================================================================================================================================
----------
SECTION 4:                 Effective with the                               I authorize the following new level of payroll
----------                 Pay Period Beginning: ________________________   deduction: ______________% of cash earnings*
                                                    Month, Day and Year
CHANGE                                                                      * Must be a multiple of 1% up to a maximum of 15%
PAYROLL                                                                     of cash earnings
DEDUCTIONS

                           NOTE:   You may reduce your rate of payroll deductions once per 6-month purchase interval to become
                           ----    effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval (first business day of June or December).
====================================================================================================================================
----------
SECTION 5:                 Effective with the                               Your election to terminate your payroll deductions
----------                 Pay Period Beginning: ________________________   cannot be changed, and you may not rejoin the offering
TERMINATE                                           Month, Day and Year     period unless you re-enroll before a new semi-annual
PAYROLL                                                                     entry date. If you do so, you will be granted a new
DEDUCTIONS                                                                  purchase right with a purchase price based upon the
                                                                            value of the common stock on your new entry date.

                           In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current six (6)-month purchase interval:
                           [_] Purchase shares of Portal Software, Inc. at end of the interval
                                                                    OR
                           [_] Refund ESPP payroll deductions collected
                           NOTE:   If your employment terminates for any reason or your eligibility status changes (less than 20
                           ____    hrs/wk or less than 5 months/year), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
====================================================================================================================================
----------
SECTION 6:                 In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP
----------                 payroll deductions to date in the current purchase interval:
LEAVE OF
ABSENCE                    [_] Purchase shares of Portal Software, Inc. at end of the interval

                                                                    OR
                           Refund ESPP payroll deductions collected

                           NOTE:   If you take an unpaid leave of absence, your payroll deductions will immediately cease. Upon your return to active service within 90 days after the start of your leave, your payroll deductions will automatically resume at the rate in effect for you when you went on leave.
====================================================================================================================================
----------
SECTION 7:
----------
AUTHORIZATION              I hereby authorize the specific action or actions indicated above.


-------------------------------------------------------                         ----------------------------------------------------
                        Date                                                                  Signature of Employee